UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2025
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,	Suite 200,
Florham Park,	New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 27, 2025, the board of directors (the “Board”) of Conduent Incorporated (the “Company”) elected Michael J. Fucci, former Executive Chairman of Deloitte U.S. LLP, to the Board.
Mr. Fucci will receive the standard director compensation that the Company provides to its non-employee directors (on a pro rata basis for fiscal year 2025) as described in the “Annual Director Compensation” section of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2025. As of the date hereof, there are no transactions between Mr. Fucci and the Company that would be reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Fucci and any other person relating to the selection of Mr. Fucci as a director of the Company.
Item 7.01. Regulation FD Disclosure.
On October 31, 2025, Company issued a press release announcing the election of Mr. Fucci to the Board, a copy of which is furnished as Exhibit 99.1 hereto.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
Date: October 31, 2025

CONDUENT INCORPORATED

By:	/s/ MICHAEL FISHERMAN
Michael Fisherman
Assistant Secretary